Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Herman Miller, Inc. Profit Sharing and 401(k) Plan
Zeeland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (002-84202) of Herman Miller, Inc. of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of Herman Miller, Inc. Profit Sharing and 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP
Grand Rapids, Michigan
June 28, 2017